ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To MedQuist Inc.:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements, file numbers 333-09541 and 333-09543.

                                                     /s/ ARTHUR ANDERSEN LLP

Philadelphia, PA.,
  March 25, 1997